Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG ANNOUNCES THIRD-QUARTER NET EARNINGS
FROM CONTINUING OPERATIONS OF $0.43 PER DILUTED SHARE

RENEWS AUTHORIZATION OF $40 MILLION STOCK REPURCHASE PLAN
NASHVILLE, Tenn. — (October 21, 2010) — Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the third quarter ended September 30, 2010. Revenues increased 7% to $180,275,000 for the quarter from $167,873,000 for the third quarter of 2009. Net earnings from continuing operations attributable to AmSurg common shareholders for the third quarter of 2010 were $13,203,000, or $0.43 per diluted share, compared with $13,393,000, or $0.44 per diluted share, for the third quarter last year. The results for the third quarter of 2010 included an incremental negative impact of $0.01 per diluted share from the revision of the Medicare payment system for ASCs and $0.04 per diluted share from the higher interest costs related to the refinancing of the Company’s credit facility in May 2010, as previously disclosed.
     Revenues for the first nine months of 2010 increased 7% to $532,692,000 from $500,141,000 for the first nine months of 2009. Net earnings from continuing operations attributable to AmSurg common shareholders were $39,183,000, or $1.28 per diluted share, for the first nine months of 2010 compared with $39,804,000, or $1.29 per diluted share, for the same period in 2009. The results for the first nine months of 2010 included an incremental negative impact of $0.04 per diluted share from the revision of the Medicare payment system for ASCs and $0.06 per diluted share from the higher interest costs related to the refinancing of the Company’s credit facility.
     “AmSurg’s financial results for the third quarter were consistent with our expectations,” said Mr. Holden. “During the quarter, we continued to be affected by a sluggish economy and the ongoing impact of revisions to the Medicare payment system, which contributed to negative same-center revenues of 2%. In spite of the increased margin pressure inherent in this decline, we maintained our third-quarter EBITDA margin at 17.9%, the same as for the third quarter last year, through our continued focus on expense control. The Company’s total procedures for the third quarter increased 5% compared with the third quarter of 2009. We attribute this increase to the 12 acquired or de novo centers we added since the third quarter last year.
     “During the third quarter, we acquired two centers, bringing acquired centers year-to-date to four and total centers in operation to 206 at the quarter’s end. We completed the third quarter with seven centers under letter of intent, one of which we acquired on October 1st, and one under development, which is scheduled to open in early 2011. We continue to expect to add 13 to 16 new centers during 2010.
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AMSG Reports Third-Quarter Results

October 21, 2010

     “Net cash flows from operating activities for the third quarter of 2010 were $57.9 million, and distributions to noncontrolling interests, which are included in net cash flows from financing activities, were $33.0 million. Operating net cash flows less these distributions totaled $24.8 million for the third quarter, with which we funded capital expenditures for the quarter of $6.0 million and acquisition costs of $8.4 million. We also reduced our debt by $8.2 million during the third quarter and completed the quarter with a ratio of total debt to trailing 12 months EBITDA of 2.4. At September 30, 2010, we had cash and cash equivalents of $28.8 million and availability under the revolving credit facility of $176.0 million. In addition, the Board renewed its authorization of the Company’s $40 million stock repurchase plan for 18 months.
     “Based on AmSurg’s results through the third quarter of 2010 and outlook for the remainder of the year, we today lowered our 2010 guidance for revenues and narrowed our 2010 guidance for same-center revenues and net earnings from continuing operations per diluted share attributable to common shareholders by lowering the top end of the previous ranges. We also established guidance for the fourth quarter of 2010, as follows:
•	Revenues in a range of $710.0 million to $720.0 million for 2010. The previous range was $715 million to $735 million.

•	Same-center revenues to decline 2% for 2010. The previous range was a decline of 1% to 2%.

•	The addition of 13 to 16 new centers for the year.

•	Net cash flow provided by operating activities less distributions to noncontrolling interests in a range of $90.0 million to $100.0 million.

•	Net earnings from continuing operations per diluted share attributable to common shareholders for 2010 in a range of $1.69 to $1.71, which includes a negative $0.06 impact from the effect of the revised Medicare payment system and a negative $0.10 impact from higher interest costs related to the refinancing of our revolving credit facility. The previous range was $1.69 to $1.75.

•	Net earnings from continuing operations per diluted share attributable to common shareholders for the fourth quarter of 2010 in a range of $0.41 to $0.43 per diluted share, including a negative $0.01 impact from the effect of the revised Medicare payment system revision and a negative $0.04 impact from the higher interest costs related to the refinancing of our credit facility.”
     The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg’s achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.
     Mr. Holden added, “For the past eight quarters, the weak economic environment has strengthened the headwinds we have faced from the four-year phase—in of the revision to the Medicare payment system. After producing 4% same-center revenue growth for the three months and nine months ended September 30, 2008, our quarterly same-center revenue results have been within a range of 0% to negative 2%, with the exception of 1% growth produced for the fourth quarter last year. Despite this pressure, AmSurg has performed relatively well through this period, achieving growth in total revenues and earnings, producing solid margins and
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AMSG Reports Third-Quarter Results

October 21, 2010

maintaining a strong balance sheet. We have also steadily invested in positioning AmSurg for improved performance in a stronger economic environment by building our center network, systems infrastructure, service capabilities and human capital.
     “We are cautious, however, about the potential for a near-term return to a stronger economic environment. In addition to economic uncertainty, we believe consumers face uncertainty about the impact of health care reform on their access to and financial responsibility for healthcare services. Despite these near term headwinds, strong demographic and health care utilization trends continue to support our growth potential. Most importantly, the ASC modality is strategically positioned to offer high quality care while controlling costs for both patients and payers.
     “Just as we have no doubt that the economic cycle will improve, we are confident that health care reform will ultimately benefit freestanding ASCs. AmSurg, as the largest operator of freestanding ASCs, is well positioned as the cycle improves. We are also encouraged that 2011 is the last year of the phase-in and downward reimbursement pressure from revisions to the Medicare payment system. As a result, we remain confident of AmSurg’s long-term prospects for producing growth and increased shareholder value.”
     AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.
This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and other filings with the Securities and Exchange Commission, including the following risks: adverse impacts on the Company’s business associated with current and future economic conditions; the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; adverse developments affecting the medical practices of the Company’s physician partners; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues by increasing procedure volume while maintaining its operating margins and profitability at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; adverse weather and other factors that may affect the Company’s surgery centers; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; the risk of regulatory
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AMSG Reports Third-Quarter Results

October 21, 2010

changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; potential liabilities associated with the Company’s status as a general partner of limited partnerships; liabilities for claims brought against our facilities; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the potential write-off of the impaired portion of intangible assets; and potential liability relating to the tax deductibility of goodwill. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.
     AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At September 30, 2010, AmSurg owned a majority interest in 206 continuing centers in operation and had one center under development.
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AMSG Reports Third-Quarter Results

October 21, 2010
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
Statement of Earnings Data:	2010	2009	2010	2009
Revenues	$180,275	$167,873	$532,692	$500,141

Operating expenses:
Salaries and benefits	54,400	51,328	158,725	149,708
Supply cost	23,900	20,365	70,474	61,198
Other operating expenses	37,740	33,660	114,081	102,082
Depreciation and amortization	7,113	5,743	18,896	17,092

Total operating expenses	123,153	111,096	362,176	330,080

Operating income	57,122	56,777	170,516	170,061
Interest expense	4,042	1,921	9,079	5,986

Earnings from continuing operations before income taxes	53,080	54,856	161,437	164,075
Income tax expense	7,880	8,944	25,966	26,855

Net earnings from continuing operations	45,200	45,912	135,471	137,220

Discontinued operations:
Earnings (loss) from operations of discontinued interest in surgery centers, net of income tax	32	(1)	(99)	122
(Loss) gain on disposal of discontinued interest in surgery centers, net of income tax	(97)	411	(97)	148

Net (loss) earnings from discontinued operations	(65)	410	(196)	270

Net earnings	45,135	46,322	135,275	137,490

Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	31,997	32,519	96,288	97,416
Net earnings from discontinued operations	20	—	30	75

Total net earnings attributable to noncontrolling interests	32,017	32,519	96,318	97,491

Net earnings attributable to AmSurg Corp. common shareholders	$13,118	$13,803	$38,957	$39,999

Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$13,203	$13,393	$39,183	$39,804
Discontinued operations, net of income tax	(85)	410	(226)	195

Net earnings attributable to AmSurg Corp. common shareholders	$13,118	$13,803	$38,957	$39,999

Earnings per share-basic:
Net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.44	$0.44	$1.30	$1.30
Net earnings (loss) from discontinued operations attributable to
AmSurg Corp. common shareholders	—	0.01	(0.01)	0.01

Net earnings attributable to AmSurg Corp. common shareholders	$0.43	$0.46	$1.29	$1.30

Earnings per share — diluted:
Net earnings from continuing operations attributable to
AmSurg Corp. common shareholders	$0.43	$0.44	$1.28	$1.29
Net earnings (loss) from discontinued operations attributable to
AmSurg Corp. common shareholders	—	0.01	(0.01)	0.01

Net earnings attributable to AmSurg Corp. common shareholders	$0.43	$0.45	$1.27	$1.29

Weighted average number of shares and share equivalents (000’s):
Basic	30,251	30,195	30,234	30,699
Diluted	30,620	30,528	30,663	30,921
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AMSG Reports Third-Quarter Results

October 21, 2010
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
Operating Data:	2010	2009	2010	2009
Continuing centers in operation at end of period	206	194	206	194
New centers added during the period	2	1	4	6
Centers under development/not opened at end of period	1	2	1	2
Centers under letter of intent	7	2	7	2
Average number of centers in operation	206	194	204	192
Average revenue per center	$877	$865	$2,613	$2,602
Same center revenues (decrease) increase	(2%)	0%	(2%)	0%
Procedures performed during the period	327,003	310,676	959,813	927,499
Income tax expense attributable to noncontrolling interests	$198	$93	$597	$439
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$13,203	$13,393	$39,183	$39,804
Add: income tax expense	7,880	8,944	25,966	26,855
Add: interest expense, net	4,042	1,921	9,079	5,986
Add: depreciation and amortization	7,113	5,743	18,896	17,092

EBITDA	$32,238	$30,001	$93,124	$89,737

(1)	EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.
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AMSG Reports Third-Quarter Results

October 21, 2010
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands)

	September 30,	December 31,
Balance Sheet Data:	2010	2009
Assets

Current assets:
Cash and cash equivalents	$28,797	$29,377
Accounts receivable, net of allowance of $13,201 and $12,375, respectively	71,270	66,886
Supplies inventory	9,145	8,745
Deferred income taxes	2,652	2,324
Prepaid and other current assets	15,629	15,408
Current assets held for sale	232	34

Total current assets	127,725	122,774

Long-term receivables and deposits	—	56
Property and equipment, net	111,487	112,084
Goodwill	873,797	813,876
Intangible assets, net	13,679	9,797
Long-term assets held for sale	48	170

Total assets	$1,126,736	$1,058,757

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$5,750	$5,657
Accounts payable	12,436	14,821
Accrued salaries and benefits	15,928	18,156
Other accrued liabilities	3,446	3,208
Income taxes payable	—	402
Current liabilities held for sale	169	37

Total current liabilities	37,729	42,281

Long-term debt	284,842	289,041
Deferred income taxes	86,117	71,665
Other long-term liabilities	20,880	22,036
Noncontrolling interests — redeemable	139,436	123,363
Equity:
Common stock, no par value 70,000,000 shares authorized, 30,925,410 and 30,674,525 shares outstanding, respectively	168,212	163,729
Retained earnings	382,193	343,236
Accumulated other comprehensive loss, net of income taxes	(908)	(1,849)

Total AmSurg Corp. equity	549,497	505,116
Noncontrolling interests — non-redeemable	8,235	5,255

Total equity	557,732	510,371

Total liabilities and equity	$1,126,736	$1,058,757

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AMSG Reports Third-Quarter Results

October 21, 2010
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data, continued
(Dollars in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
Statement of Cash Flow Data:	2010	2009	2010	2009
Cash flows from operating activities:
Net earnings	$45,135	$46,322	$135,275	$137,490
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	7,113	5,743	18,896	17,092
Net loss on sale and impairment of long-lived assets held for sale	159	—	159	434
Share-based compensation	885	861	3,425	3,102
Excess tax benefit from share-based compensation	(12)	(27)	(81)	(27)
Deferred income taxes	5,372	4,098	13,417	11,240
Increase (decrease) in cash and cash equivalents, net of effects of acquisition and dispositions, due to changes in:
Accounts receivable, net	(71)	991	(2,953)	(2,102)
Supplies inventory	135	4	360	376
Prepaid and other current assets	(2,075)	476	(180)	1,021
Accounts payable	520	(1,254)	(2,253)	(944)
Accrued expenses and other liabilities	437	3,878	(1,948)	8,138
Other, net	274	(16)	639	248

Net cash flows provided by operating activities	57,872	61,076	164,756	176,068

Cash flows from investing activities:
Acquisition of interest in surgery centers and related transactions	(8,414)	(370)	(41,615)	(19,705)
Acquisition of property and equipment	(5,969)	(5,079)	(13,500)	(16,509)
Proceeds from the sale of surgery centers	—	—	—	898
Repayment of notes receivable	—	417	—	1,666

Net cash flows used in investing activities	(14,383)	(5,032)	(55,115)	(33,650)

Cash flows from financing activities:
Proceeds from long-term borrowings	16,900	11,309	156,589	52,459
Repayment on long-term borrowings	(25,381)	(33,116)	(164,537)	(87,049)
Distributions to noncontrolling interests	(33,040)	(32,689)	(98,661)	(97,195)
Proceeds from issuance of common stock upon exercise of stock options	141	178	683	178
Repurchase of common stock	—	—	—	(12,587)
Capital contributions and ownership transactions by noncontrolling interests	201	746	64	858
Excess tax benefit from share-based compensation	12	27	81	27
Financing cost incurred	(38)	(9)	(4,440)	(11)

Net cash flows used in financing activities	(41,205)	(53,554)	(110,221)	(143,320)

Net increase (decrease) in cash and cash equivalents	2,284	2,490	(580)	(902)
Cash and cash equivalents, beginning of period	26,513	28,156	29,377	31,548

Cash and cash equivalents, end of period	$28,797	$30,646	$28,797	$30,646

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